UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 1, 2013

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Issuance of $1.0 Billion of Notes

On May 8, 2013, Texas Instruments Incorporated (“Texas Instruments”) expects to consummate the issuance and sale of $500,000,000 aggregate principal amount of its 1.000% Notes due 2018 and $500,000,000 aggregate principal amount of its 2.250% Notes due 2023 (all together, the “Notes”), pursuant to an underwriting agreement filed herewith as Exhibit 4.1 dated May 1, 2013 among Texas Instruments and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of May 23, 2011 (the “Indenture”) between Texas Instruments and U.S. Bank National Association, as trustee, and an officer’s certificate issued pursuant thereto.

The Notes are being offered pursuant to Texas Instruments’ Registration Statement on Form S-3 filed on February 22, 2013 (Reg. No. 333-186803), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated May 1, 2013 and a prospectus supplement dated May 1, 2013.

The material terms and conditions of the Notes are set forth in the Indenture filed as Exhibit 4.2 to the Current Report of Texas Instruments on Form 8-K dated May 23, 2011 and the Officer’s Certificate filed herewith as Exhibit 4.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Underwriting Agreement, dated May 1, 2013, among the Company and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II therein

4.2	Officer’s Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: May 8, 2013	By:	/s/ Joseph F. Hubach
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel